Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IPC Acquisition Corp. 2002 Stock Option Plan and IPC Acquisition Corp. Key Employee Equity Investment Plan of our
reports dated March 11, 2002 with respect to the consolidated financial statements and schedule of IPC Acquisition Corp. included in its Registration Statement, Amendment No. 1 to Form S-4 (File No. 333-82540), filed with the Securities and Exchange Commission on May 14, 2002.


                                            /s/  ERNST & YOUNG LLP



MetroPark, New Jersey
May 20, 2002

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